Exhibit 99.1

PRESS RELEASE

Whitehawk Therapeutics Reports Fourth Quarter and Full-Year 2025 Financial Results and Recent Highlights

Actively recruiting Phase 1 trials for PTK7-targeted antibody-drug conjugate (ADC) HWK-007 and MUC16-targeted ADC HWK-016

HWK-206 on track for planned IND submission in mid-2026 and Phase 1 start in Q3

Cash, cash equivalents and short-term investments balance of $145.7M at YE2025, anticipated to fund operations into 2028

MORRISTOWN, NJ, March 12, 2026 /PRNewswire/ -- Whitehawk Therapeutics, Inc. (Nasdaq: WHWK), a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved antibody drug conjugate (ADC) cancer treatments, today announced financial results for the fourth quarter and full-year ended December 31, 2025, and provided recent corporate highlights.

“Last year marked our evolution into Whitehawk Therapeutics, a boldly pragmatic company developing the next generation of ADC cancer treatments. We progressed three programs through IND-enabling work in tandem, while building the capabilities required to execute efficiently in the clinic as we enter 2026,” said Dave Lennon, PhD, President and CEO of Whitehawk Therapeutics. “Whitehawk combines established but underexploited tumor targets with a differentiated ADC platform. With two active Phase 1 studies for HWK-007 and HWK-016, and a third IND submission for HWK-206 planned mid-year, we are energized by the opportunity to translate our strategy into clinical data with the potential to have a meaningful impact for patients.”

Q4 2025 and Recent Operational Highlights:

•
Advanced development of PTK7-targeted HWK-007 and MUC16-targeted HWK-016 into Phase 1. In January, Whitehawk announced regulatory progress for these programs, which are both now actively recruiting Phase 1 trials.
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The HWK-007 Phase 1 trial will initially evaluate activity in lung and ovarian cancers, two PTK7-expressing tumor types with established precedent data, as well as endometrial cancer, one of the highest PTK7-expressing tumor types.
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The HWK-016 Phase 1 trial will initially evaluate activity in two high MUC16-expressing gynecologic cancers, ovarian and endometrial.

•
Strengthened Management with new CMO. In December 2025, Whitehawk appointed Margaret Dugan, MD, as Chief Medical Officer (CMO). Dr. Dugan brings more than 30 years of global oncology drug development experience, with extensive expertise in early-stage clinical development and regulatory strategy.

•
Presented real-world analysis confirming PTK7 as a broadly expressed, clinically relevant target across solid tumors. Whitehawk presented data at the AACR-NCI-EORTC meeting that established PTK7 as the third most highly expressed tumor marker

Exhibit 99.1

PRESS RELEASE

among clinically validated and emerging ADC targets, present in ~70% of tumors. We believe these findings support the potential of PTK7 as a pan-tumor target.

Fourth Quarter and Full Year 2025 Financial Results:

•
Cash, cash equivalents and short-term investments as of December 31, 2025, were $145.7 million as compared to $47.2 million as of December 31, 2024. Cash is anticipated to fund operations into 2028 based on current plans.

•
Net loss for the three months ended December 31, 2025, was $23.3 million as compared to $18.3 million for the three months ended December 31, 2024. Net loss for the full-year ended December 31, 2025, was $20.6 million, as compared to $63.7 million for the same period in 2024. The full-year net loss includes an $87.3 million gain on the divestiture of AADI Subsidiary.

Anticipated Milestones:

•
Preclinical data – expect to present preclinical data across the portfolio at an upcoming medical congress in Spring 2026.

•
HWK-206 – plan to submit an Investigational New Drug application to the U.S. Food and Drug Administration in mid-2026 for HWK-206 in small-cell lung cancer and neuroendocrine tumors; Phase 1 recruitment planned to start in Q3 2026.

•
HWK-007 and HWK-016 – ongoing recruitment into Phase 1 trials, with initial results expected in 1H 2027.

About Whitehawk Therapeutics

Whitehawk Therapeutics is a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved cancer treatments. Whitehawk's advanced three-asset ADC portfolio is engineered to overcome the limitations of first-generation predecessors to deliver a meaningful impact for patients with difficult-to-treat cancers. These assets are in-licensed from WuXi Biologics under an exclusive development and global commercialization agreement. More information on the Company is available at www.whitehawktx.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains certain forward-looking statements regarding the business of Whitehawk Therapeutics that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company's current beliefs and expectations and may include, but are not limited to, statements relating to: the potential therapeutic value and market opportunity for the Company's ADC portfolio; plans related to the Company's development of its portfolio of ADC assets, including the anticipated timing of the submission of an IND in mid-2026 for HWK-206 and commencement of recruitment in the related Phase 1 trial in Q3 2026 and data releases of preclinical data across the Company’s portfolio in Spring 2026 and initial Phase 1 data from clinical trials for HWK-007 and HWK-016; expectations regarding the beneficial characteristics, design features, safety, efficacy, therapeutic effects and the size of the potential targeted markets with respect to the Company's ADC assets, including the potential of PTK7 as a

Exhibit 99.1

PRESS RELEASE

pan-tumor target; and the sufficiency of the Company's existing capital resources and the expected timeframe to fund the Company's future operating expenses and capital expenditure requirements. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, uncertainties associated with preclinical and clinical development of the ADC portfolio, including potential delays in the commencement, enrollment and completion of clinical trials; failure to demonstrate the efficacy of the ADC portfolio in preclinical and clinical studies; the risk that unforeseen adverse reactions or side effects may occur in the course of testing of the ADC assets; and risks related to the Company's estimates regarding future expenses, capital requirements and need for additional financing.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under the caption "Item 1A. Risk Factors," filed on or about the date hereof, and in Whitehawk's subsequent Quarterly Reports on Form 10-Q, and elsewhere in Whitehawk's reports and other documents that Whitehawk has filed, or will file, with the SEC from time to time and available at www.sec.gov.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Whitehawk undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

IR@whitehawktx.com

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Exhibit 99.1

PRESS RELEASE

WHITEHAWK THERAPEUTICS, INC.
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

Exhibit 99.1

PRESS RELEASE

	Year Ended December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$37,568	$28,670
Short-term investments	108,129	18,567
Accounts receivable, net	—	5,903
Inventory	—	5,311
Prepaid expenses and other current assets	3,316	2,836
Total current assets	149,013	61,287
Property and equipment, net	3	6,846
Operating lease right-of-use assets	—	787
Other assets	1,814	1,399
Total assets	$150,830	$70,319

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$917	$2,159
Accrued liabilities	13,602	14,647
Operating lease liabilities, current portion	—	268
Total current liabilities	14,519	17,074
Operating lease liabilities, net of current portion	—	565
Other liabilities	—	202
Total liabilities	14,519	17,841
Commitments and contingencies (Note 13)
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.0001 par value, 300,000,000 shares authorized; 47,145,719 and 24,680,708 shares issued and outstanding as of December 31, 2025 and 2024 respectively	4	2
Additional paid-in capital	489,437	385,114
Accumulated other comprehensive income	120	16
Accumulated deficit	(353,250)	(332,654)
Total stockholders’ equity	136,311	52,478
Total liabilities and stockholders’ equity	$150,830	$70,319

WHITEHAWK THERAPEUTICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share data and earnings per share amounts)
(Unaudited)

Exhibit 99.1

PRESS RELEASE

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Revenue
Product sales, net	$—	$7,239	$7,145	$25,983
Total revenue	—	7,239	7,145	25,983
Operating expenses
Selling, general and administrative	5,866	11,051	29,822	36,749
Research and development	19,021	14,347	90,963	51,030
Restructuring charges	—	—	—	2,638
Cost of goods sold	—	790	760	3,024
Total operating expenses	24,887	26,188	121,545	93,441
Loss from operations	(24,887)	(18,949)	(114,400)	(67,458)
Other income (expense)
Gain on sale of business	—	—	87,266	—
Foreign exchange gain (loss)	8	—	5	(4)
Other income	17	—	302	—
Interest income	1,611	676	6,231	3,925
Interest expense	—	—	—	(154)
Total other income (expense), net	1,636	676	93,804	3,767
Net loss	$(23,251)	$(18,273)	$(20,596)	$(63,691)

Net loss per share, basic and diluted	$(0.34)	$(0.67)	$(0.33)	$(2.36)
Weighted average number of common shares outstanding, basic and diluted	69,212,823	27,086,979	61,886,765	27,029,942